424(b)3
                                                                     333-255887
                           GEOSOLAR TECHNOLOGIES, INC.

                              Prospectus Supplement

                     (to prospectus dated October 29, 2021)


     The ex-dividend date, record date and distribution date for the Company's Spin-Off from Fourth Wave Energy, Inc. have been reset to the following dates:

Ex-Dividend Date:  12/03/2021

Record Date:       12/07/2021

Distribution Date: 12/14/2021




           The date of this Prospectus Supplement is November 17, 2021